OPTION AGREEMENT

THIS AGREEMENT made as of the 14th day of July, 2009 (the “Effective Date”).

BETWEEN:

GEOFFREY GOODALL an individual, having an address at Unit 154, 101 – 1001 West Broadway Street, Vancouver, BC V6H 4E4

(the "Optionor")

OF THE FIRST PART

AND:

YATERRA VENTURES CORP. a Nevada corporation, having an address at 1200 Dupont Street, Suite 2J, Bellingham, WA 98225

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. The Optionor is the beneficial owner of a mineral claim referred to as the “Frances Property” located in the Vancouver Mining District of British Columbia, Canada.

B. The Optionor has agreed to grant an exclusive option to the Optionee to acquire an interest in and to the mineral claim on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Ten Dollars ($10.00) now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

1. DEFINITIONS

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

"Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(b)

"Exploration Expenditures” means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

	(i)	the cost of entering upon, surveying, prospecting and drilling on the Property;

	(ii)	the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

(iii)	all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

(iv)

all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

(v)

the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

(vi)	the cost of construction and maintenance of camps required for Exploration and Development;

(vii)	the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

(viii)

all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

(ix)	all costs of consulting and other engineering services including report preparation;

(x)

the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(xi)	all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

(c)

“Mineral Claim” means the mineral claim described in Schedule A to this Agreement, including: (i) any replacement or successor claims; and (ii) all mining leases and other mining interests derived from any such claims;

(d)	"Option" means the option to acquire a 60% undivided interest in and to the Property as provided in this Agreement;

(e)	"Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

(f)	"Property" means the Mineral Claim and the Property Rights; and

(g)

"Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement in connection with the Mineral Claim and necessary for the exploration of the Mineral Claim.

1.2 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to Canadian funds.

2. GRANT AND EXERCISE OF OPTION

2.1 The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 60% undivided interest in and to the Property free and clear of all charges, encumbrances and claims on the following terms and subject to the following conditions:

(a)	The Option shall be exercised by the Optionee:

	(i)	paying the Optionor $500 CDN on the execution of this Agreement, the receipt of which is hereby acknowledged by the Optionor;

	(ii)	paying the Optionor $15,000 CDN as follows:

		(A)	$2,000 CDN on or before the date that is three months after the Effective Date;

		(B)	an additional $3,000 CDN on or before the date that is six months after the Effective Date; and

		(C)	an additional $10,000 CDN on or before the first anniversary of the Effective Date.

	(iii)	incurring Exploration Expenditures of $160,000 CDN on the Property as follows;

		(A)	$10,000 CDN on or before the date that is six months after the Effective Date; and

		(B)	a further $150,000 CDN on or before the second anniversary of the Effective Date.

	(iv)	Issuing shares of the Optionee’s common stock (the “Shares”) to the Optionor as follows:

		(A)	2,000 Shares on or before the date that is three months after the Effective Date;

		(B)	an additional 3,000 Shares on or before the date that is six months after the Effective Date; and

		(C)	an additional 10,000 Shares on or before the first anniversary of the Effective Date.

(collectively referred to as the “Option Shares”)

(b)

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

(c)	Upon exercise of the Option, a 60% undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims.

3. TRANSFER OF TITLE

3.1 Upon execution of this Agreement, the Optionee shall be entitled to record this Agreement against title to the Property.

3.2 Upon exercise of the Option in accordance with Section 2.1, the Optionor shall deliver to the Optionee a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of the Optionee's lawyers, for the transfer of an undivided 60% interest in the Property to the Optionee.

4. RIGHT OF ENTRY

4.1 During the Option Period, the Optionee, its servants, agents and workmen and any persons duly authorised by the Optionee, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Optionee in its sole discretion may deem advisable for the purpose of incurring Exploration Expenditures as contemplated by Section 2, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

5. COVENANTS OF THE OPTIONEE

5.1 The Optionee covenants and agrees that during the term of this Agreement:

(a)	the Optionee shall keep the Property clear of all liens, encumbrances and other charges;

(b)

the Optionee shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(c)	the Optionee shall pay or cause to be paid any rates, taxes, duties, royalties, workers’ compensation or other assessments or fees levied with respect to its operations thereon;

(d)	the Optionee shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing;

(e)

the Optionee shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Optionor;

(f)	the Optionee shall allow any duly authorised agent or representative of the Optionor to inspect the Property at reasonable times and intervals and upon reasonable notice given to the Optionee;

(g)

the Optionee shall allow the Optionor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by the Optionee in connection with its operations on the Property; and

(h)

the Optionee shall indemnify and save the Optionor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of the Optionee on the Property, including any liability of an environmental nature.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Optionor hereby represents and warrants to the Optionee and covenants with the Optionee that:

(a)	the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

(b)

the Optionor is, and at all times during the term of this Agreement will be, the recorded holder and beneficial owner of all of the Property free and clear of all liens, charges and claims of others and no taxes or rentals are or will be due in respect of any of the mineral claims;

(c)	the Mineral Claim has been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate;

(d)

the Property is free and clear of any encumbrances, liens or charges and neither the Optionor nor, to the best of the Optionor’s knowledge, any of his predecessors in interest or title, have done anything whereby the Property may be encumbered;

(e)

the Optionor has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest;

(f)

there is no litigation, proceeding or investigation pending or threatened against the Assignor or, to the best of the knowledge of the Assignor after due inquiry, the Vendors, the Option Agreement or the Property, nor does the Assignor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect the Option Agreement or the Property;

(g)

the Option Shares will be “restricted securities” within the meaning of the Securities Act of 1933 (the “Securities Act”) and will be issued to the Optionor in accordance with Regulation S of the Securities Act. Any certificates representing the Option Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(h)	the Optionor is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Option Shares for the account or benefit of a U.S. Person;

(i)

the Optionor is acquiring the Option Shares for investment purposes, only, with no present intention of dividing its interest with others or reselling or otherwise disposing of any or all of the Option Shares; and

(j)	the Optionor was not in the United States at the time the offer to acquire the Option Shares was received.

6.2 The Optionee hereby represents and warrants that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(b)	the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its board of directors.

7. ASSIGNMENT

7.1 The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement and to the Property, containing:

(a)

a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)	a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfilment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

7.2 If the Optionor should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Optionor to purchase all or a part of its interest in the Property, which offer the Optionor desires to accept, or if the Optionor intends to sell all or a part of its interest in the Property:

(a)

The Optionor shall first offer (the "Offer") such interest in writing to the Optionee upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Optionor, as the case may be.

(b)

The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Optionor, disclose the person or persons to whom the Optionor intends to offer its interest and, if the offer received by the Optionor from the Proposed Purchaser provides for any consideration payable to the Optionor otherwise than in cash, the Offer shall include the Optionor's good faith estimate of the cash equivalent of the non-cash consideration.

(c)	If within a period of 60 days of the receipt of the Offer the Optionee notifies the Optionor in writing that it will accept the Offer, the Optionor shall be bound to sell such interest to the Optionee on the terms and conditions of the Offer. If the Offer so accepted by the Optionee contains the Optionor's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Optionee disagrees with the Optionor's best estimate, the Optionee shall so notify the Optionor at the time of acceptance and the Optionee shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Optionee so notifies the Optionor, the acceptance by the Optionee shall be effective and binding upon the Optionor and the Optionee, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by the Optionee, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Optionee shall in such case pay to the Optionor, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Optionor being sold, the total purchase price which is specified in its notice to the Optionor and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

(d)

If the Optionee fails to notify the Optionor before the expiration of the time limited therefor that it will purchase the interest offered, the Optionor may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

(e)

Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Optionee, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.

8. CONFIDENTIALITY OF INFORMATION

8.1 Each of the Optionee and the Optionor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

9. TERMINATION

9.1 Until such time as the Option is exercised pursuant to Section 2.1, this Agreement shall terminate upon any of the following events:

(a)	upon the failure of the Optionee to make a payment, incur Exploration Expenditures or issue the Option Shares required by and within the time limits prescribed by Section 2.1;

(b)	in the event that the Optionee, not being at the time in default under any provision of this Agreement, gives 30 day’s written notice to the Optionor of the termination of this Agreement;

(c)

in the event that the Optionee shall fail to comply with any of its obligations hereunder, other than the obligations contained in Section 2.1, and within 30 days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

	(i)	cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

	(ii)	given the Optionor notice that it denies that such default has occurred.

In the event that the Optionee gives notice that it denies that a default has occurred, the Optionee shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.

9.2 Upon termination of this Agreement under Section 9.1, the Optionee shall:

(a)	transfer any interest in title to the Property, if any, in good standing to the Optionor free and clear of all liens, charges, and encumbrances;

(b)

turn over to the Optionor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of the Optionee or, to the extent within the Optionee’s control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

(c)	ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

9.3 Upon the termination of this Agreement under Paragraph 9.1, the Optionee shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Section 9.2.

9.4 Upon termination of this Agreement, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10. FORCE MAJEURE

10.1 The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

11. NOTICES

11.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

12. GENERAL TERMS AND CONDITIONS

12.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

12.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

12.3 Time shall be of the essence of this Agreement.

12.4 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

12.5 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.6 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

12.7 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

12.8 This Agreement shall be governed by and interpreted in accordance with the laws of Nevada.

12.9 This Agreement shall be governed by and interpreted in accordance with the laws of Nevada.

12.10 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

/s/ Geoffrey Goodall
______________________________
GEOFFREY GOODALL

YATERRA VENTURES CORP.
by its authorised signatory:

/s/ Jarrett Bousquet
______________________________
Signature of Authorised Signatory

JARRETT BOUSQUET
______________________________
Name of Authorised Signatory

President
______________________________
Position of Authorised Signatory

SCHEDULE A

MINERAL CLAIM DESCRIPTION

FRANCES PROPERTY

VANCOUVER MINING DISTRICT
BRITISH COLUMBIA
CANADA

Description of Claim

Claim Name	Area (Ha)	Claim Number
Frances	206.17	607425